                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS


                                                        INCOME                  SHARES            PER SHARE
                                                     (NUMERATOR)             (DENOMINATOR)          AMOUNT
                                                     -----------             -------------          ------


                                                   FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                   --------------------------------------

Net income applicable to common
   shareholders                                      $7,146,793
                                                     ==========

BASIC EPS
   Income applicable to common shareholders                                    8,674,426             $0.82
                                                                                                     =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                      584,605
                                                                               --------
DILUTED EPS
   Income applicable to common shareholders                                    9,259,031             $0.77
                                                                               =========             =====




                                                   FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                                   --------------------------------------

Net income applicable to common
   shareholders                                      $6,468,365
                                                     ==========


BASIC EPS
   Income applicable to common shareholders                                    8,655,606             $0.75
                                                                                                     =====
EFFECT OF DILUTIVE SECURITIES
   Options                                                                       485,427
                                                                               ---------
DILUTED EPS
   Income applicable to common shareholders                                    9,141,033             $0.71
                                                                               =========             =====


                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                        INCOME                  SHARES            PER SHARE
                                                     (NUMERATOR)             (DENOMINATOR)          AMOUNT
                                                     -----------             -------------          ------


                                                   FOR THE QUARTER ENDED JUNE 30, 1998
                                                   -----------------------------------

Net income applicable to common
   shareholders                                      $3,862,997
                                                     ==========

Basic EPS
   Income applicable to common shareholders                                    8,688,531             $0.44
                                                                                                     =====
Effect of Dilutive Securities
   Options                                                                       591,045
                                                                               ---------
Diluted EPS
   Income applicable to common shareholders                                    9,279,576             $0.42
                                                                               =========             =====



                                                   For the Quarter Ended June 30, 1997
                                                   -----------------------------------

Net income applicable to common
   shareholders                                      $3,495,470
                                                     ==========

Basic EPS
   Income applicable to common shareholders                                    8,658,358             $0.40
                                                                                                     =====
Effect of Dilutive Securities
   Options                                                                       494,172
                                                                               ---------
Diluted EPS
   Income applicable to common shareholders                                    9,152,530             $0.38
                                                                               =========             =====
